Exhibit 10.16

Portions of this exhibit, indicated by [***], have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) treated by the Registrant as private or confidential.

The Registrant undertakes to furnish a copy of all omitted information, schedules, and exhibits to the U.S. Securities and Exchange Commission upon its request.

SUPPLEMENTAL AGREEMENT TO THE

TENANCY AGREEMENT DATED 19TH JUNE 2025

This Supplemental Agreement is dated the day of 19 AUG 2025 , 2025

BETWEEN

NATIONGATE SYSTEM SDN. BHD. (Company Registration No.: 202001001264 (1357583-K)) a company incorporated in Malaysia under the Companies Act 2016 with its registered address at 51-8-A, Menara BHL, Jalan Sultan Ahmad Shah, 10050 Georgetown, Pulau Pinang and a place of business at 2511, Tingkat Perusahaan 4A, Kawasan Perusahaan Perai, 13600 Perai, Pulau Pinang (hereinafter referred to as “the Landlord”) of the one part

AND

SYNTIANT MALAYSIA MANUFACTURING SDN. BHD. (Company Registration No.: 202401025052 (1570901-M)) a company incorporated in Malaysia under the Companies Act 2016 with its registered address at Office Suite No. 603, Block C, Pusat Dagangan Phileo Damansara 1, No. 9, Jalan 16/11, Off Jalan Damansara, 46350 Petaling Jaya, Selangor and having a place of business at Plot 104, Jalan Kampung Jawa, Bayan Lepas Industrial Park, 11900 Bayan Lepas, Pulau Pinang (hereinafter referred to as “the Tenant”) of the other part.

WHEREAS:-

(A)
By the Tenancy Agreement dated 19th June 2025 (hereinafter referred to as “the Tenancy Agreement”), the Landlord has agreed to let and the Tenant has agreed to accept the tenancy of the Demised Premises upon the terms and conditions therein contained.
(B)
In this Supplemental Agreement, except where the context otherwise requires or save as specifically defined in this Supplemental Agreement, all capitalised terms and references used and/or referred to in this Supplemental Agreement which are defined and construed in the Tenancy Agreement shall have the same meaning in this Supplemental Agreement.

NOW THE PARTIES HEREBY AGREE as follows:-

1.
VARIATION TO THE TENANCY AGREEMENT

The parties hereby agree that the Tenancy Agreement shall be varied and amended as follows and the relevant sections of the First Schedule to the Tenancy Agreement shall be deleted, substituted and/or replaced in their entirety with the following provisions:-

(a)
Section 4: Demised Premises

“A factory building measuring approximately 221,790 square feet in area bearing assessment address No. 2496, Lorong Perusahaan Baru 2, Prai Industrial Estate, 13600 Prai, Pulau Pinang erected on part of the land and hereditament known as PT No. 2995, Mukim 01, Daerah Seberang Perai Tengah, Negeri Pulau Pinang held under Hakmilik Sementara No. Hakmilik HSD 30937 which is more particularly delineated in yellow colour on the Floor Plan attached in Appendix A hereto”

(b)
Section 8: Reserved rent and manner of payment

“Monthly Rental of Ringgit Malaysia Three Hundred Eighty Thousand Three Hundred Eighty One (RM380,381.00) only payable in advance on the 1st day of each calendar month in the event not later than the 7th day of each calendar month and the Earnest Deposit shall be treated as first Monthly Rental which shall payable from the 1st day of August, 2025 onwards provided that the CCC has been obtained. The PDC Consent Fee shall be paid by the Tenant to PDC upon the issuance of the letter from PDC to request for PDC Consent fee.”

(c)
Section 9(a): Deposit

“(i) Security Deposit: Ringgit Malaysia Two Million Two Hundred Eighty Two Thousand Two Hundred Eighty Six (RM2,282,286.00) only

(ii) Utility Deposit: Ringgit Malaysia Three Hundred Eighty Thousand Three Hundred Eighty One (RM380,381.00) only”

(d)
Section 9(b): Earnest Deposit

“Ringgit Malaysia Three Hundred Eighty Thousand Three Hundred Eighty One (RM380,381.00) only”

(e)
Section 12: Revised Monthly Rental for the Renewal Term

“Ringgit Malaysia Four Hundred Seventy Five Thousand Four Hundred Seventy Six (RM475,476.00) only”

(f)
Section 14: Revised Monthly Rental for the Further Term

“Ringgit Malaysia Five Hundred Twenty Three Thousand Twenty Four (RM523,024.00) only”

2.
GENERAL
(1)
In the event of any inconsistency or conflict between the provisions of the Tenancy Agreement and this Supplemental Agreement, the provisions of this Supplemental Agreement shall prevail in so far as matters contained in this Supplemental Agreement are concerned and for as long as this Supplemental Agreement remains effective.
(2)
Except to the extent expressly varied, amended and/or modified by this Supplemental Agreement, all the terms and conditions of the Tenancy Agreement shall remain intact and in full force and effect. The Tenancy Agreement and this Supplemental Agreement shall be read and construed as one (1) document incorporating the aforesaid agreement of the parties.
(3)
The execution of this Supplemental Agreement by the parties shall be without prejudice to whatever rights and remedies which either party may have accrued under the Tenancy Agreement and nothing herein contained shall be construed as a waiver by the parties of any such rights or remedies.
(4)
This Supplemental Agreement shall be in addition to and shall not be in derogation to the Tenancy Agreement.
3.
COSTS AND EXPENSES
(1)
Each party shall bear his own solicitors fees costs and expenses of and incidental to the preparation and completion of this Supplemental Agreement.
(2)
The stamp duty of this Supplemental Agreement shall be borne by the Landlord and the Tenant equally.
4.
SEVERABILITY

If any part of this Supplemental Agreement is found by any court or competent authority to be invalid, unlawful or unenforceable in any jurisdiction, then that part shall be deemed not to be a part of this

Supplemental Agreement, but this shall affect neither the enforceability of the remainder of this Agreement nor the validity, lawfulness or enforceability of that provision in any other jurisdiction.

5.
NO VARIATION

No variation, modification or waiver of any provision of this Supplemental Agreement shall be valid or effective unless made in writing and signed by both parties. Any such variation, modification or waiver shall be limited in effect to the specific terms agreed upon.

6.
SUCCESSORS-IN-TITLE AND PERMITTED ASSIGNS

This Supplement Agreement shall be binding on the respective successors-in-title and permitted assigns of the parties hereto.

7.
GOVERNING LAW

This Supplemental Agreement shall be governed by and construed in accordance with the laws of Malaysia and the parties hereto hereby submit to the non-exclusive jurisdiction of the Courts of Malaysia.

(The remainder of this page is intentionally left blank)

IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first abovewritten:-

SIGNED by Ooi Eng Leong NRIC No.: [***]	)
)
)
for and on behalf of	)
the Landlord	)
in the presence of:-)		/Ooi Eng Leong
	)	NATIONGATE SYSTEM SDN. BHD.

/s/ Tan San Hoon

TAN SAN HOON

Advocate & Solicitor

Peguambela dan Peguamcara

Prai, Penang

(BC/T/1195)

SIGNED by Davindra Singh Gendeh NRIC No.: [***]	)
)
)
for and on behalf of	)
the Landlord	)
in the presence of:-)		/s/ Davindra Singh Gendeh
	)	NATIONGATE SYSTEM SDN. BHD.

/s/ Tan San Hoon

TAN SAN HOON

Advocate & Solicitor

Peguambela dan Peguamcara

Prai, Penang

(BC/T/1195)

SIGNED by ONG LAY PEAN NRIC No.: [***]	)
)
)
for and on behalf of the Tenant	)
in the presence of:-)
	)	/s/ Ong Lay Pean
	)	SYNTIANT MALAYSIA MANUFACTURING SDN. BHD.

/s/ Loy Yeow Khoon

LOY YEOW KHOON

Advocate & Solicitor

PENANG

(BC/L/1292)